UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2005

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On October 20, 2005, IKON Office Solutions, Inc. (the "Company") entered into a Second Amendment (the "Second Amendment") to that certain Credit Agreement (the "Credit Agreement") dated as of July 28, 2004, by and among the Company, IKON Office Solutions Group PLC, its wholly-owned UK subsidiary, certain of its US subsidiaries listed on the signature pages thereto, the lenders listed on the signature pages thereto, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc. and PNC Bank National Association, as Syndication Agents, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Documentation Agents. The Second Amendment, among other things, (1) eliminates the previous $250,000,000 limitation on the Company’s aggregate share repurchases during the term of the Credit Agreement, (2) permits the Company to repurchase shares of its common stock and make regular payments of cash dividends up to $100,000,000 over the term of the Credit Agreement, without limiting the amount of such share repurchases or dividend payments to fifty percent (50%) of annual net income, with certain restrictions, and (3) permits the Company to repurchase shares of its common stock and make regular payments of cash dividends up to an additional $75,000,000, so long as it maintains a Leverage Ratio (as defined in the Credit Agreement) of less than 2.00 to 1.00 at the end of any fiscal quarter. The Second Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Second Amendment is qualified in its entirety by reference to the actual Second Amendment.

Amendment to Employment Agreement

On October 25, 2005, Matthew J. Espe and the Company entered into an Amendment (the "Amendment") to that certain Employment Agreement dated as of September 28, 2005, pursuant to which Mr. Espe’s annual incentive bonus award opportunity target was increased from no less than 75% to no less than 85% of his annualized base salary. As a result of the Amendment, Mr. Espe shall be eligible to earn an annual incentive bonus award opportunity with a target equal to no less than 85% of his annualized base salary and a maximum annual award opportunity of no less than 150% of his annualized base salary, the achievement of which will be based on the Company’s performance as well as his own performance. The Amendment is filed as Exhibit 10.2 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the actual Amendment.

Item 9.01 Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibits, in accordance with the provisions of Item 601 of Regulation S-K:

10.1 Second Amendment dated as of October 20, 2005.
10.2 Amendment to Employment Agreement dated as of October 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

October 26, 2005	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment dated as of October 20, 2005.
10.2	Amendment to Employment Agreement dated as of October 25, 2005.